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                                                                    EXHIBIT 10.8

                                WARRANT AGREEMENT

     This Warrant Agreement (this "Agreement") is made and entered into as of this 14th day of February, 2001, by and between LKQ Corporation, a Delaware corporation ("LKQ"), and the _________________ (the "Holder").

     1. GRANT. LKQ hereby grants to the Holder the right to purchase, at any time during the Exercise Period (as hereinafter defined), a total of _________ shares of common stock of LKQ ("Common Stock") at an exercise price of $2.00 per share (the "Warrants"). For purposes of this Agreement, "Exercise Period" shall mean the period commencing on the date of this Agreement and ending on the fifth anniversary of the date of this Agreement.

     2. TRANSFER RESTRICTIONS. The Warrants may not be sold, transferred, assigned or otherwise disposed of unless a registration statement under the Securities Act of 1933 and any applicable state securities laws with respect to such disposition is then in effect or unless such disposition will not involve any violation of the registration provisions of the Securities Act of 1933 or any applicable state securities laws.

     3. STATUS OF THE WARRANT HOLDER. The Holder shall not be deemed the holder of the Common Stock purchasable upon the exercise of the Warrants for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a holder of Common Stock, until the Warrants shall have been exercised and Common Stock purchasable upon the exercise thereof shall have been issued and delivered as provided herein.

     4. EXERCISE OF WARRANTS. (a) Exercise may be made of all or any part of the Warrants. In the event that a Holder elects to exercise all or any part of the Warrants, the Holder shall give written notice of exercise to LKQ.

         (b) The closing of the purchase and sale of shares of Common Stock pursuant to an exercise of the Warrants (the "Closing") shall occur at such place and time and on such date as shall be specified by the Holder in the Exercise Notice (but in no event earlier than two or later than ten business days after delivery of the Exercise Notice). At the Closing (i) the Holder shall pay to LKQ the applicable exercise price in respect of the Warrants being exercised, and (ii) LKQ shall deliver to the Holder a stock certificate or stock certificates representing the shares of Common Stock being purchased pursuant to the exercise of the Warrants.

         (c) Upon exercise of the Warrants, the Holder shall have no obligation to make any capital contribution to LKQ other than the exercise price payable upon exercise as set forth in Section 1 hereof. The Holder shall pay all transfer or stamp taxes, if any, in respect of the issuance of Common Stock upon exercise of the Warrants.

     5. ADJUSTMENT. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, reverse stock split, recapitalization,

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combination, exchange of shares, merger, consolidation, reorganization or the like or any other change in the corporate or capital structure of LKQ that would have the effect of altering any of the Holder's rights hereunder, the number of shares of Common Stock subject to the Warrants and the exercise price of each Warrant shall be adjusted equitably and appropriately so as to restore the Holder to its rights hereunder.

     6. MISCELLANEOUS. The Warrants and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by LKQ and the Holder. The headings herein are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

     7. COVENANTS OF THE COMPANY. LKQ covenants that it will at all times during the Exercise Period reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon exercise of the Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of the Warrants. The issuance and delivery of this Agreement (and the obligations of LKQ set forth herein) have been duly authorized by all necessary corporate action on the part of LKQ. LKQ covenants that all shares of Common Stock which shall be so issuable shall, upon such issuance, be duly and validly issued and fully-paid and nonassessable.

     8. APPLICABLE LAW. This Agreement and all rights arising hereunder shall be governed by the laws of the State of Illinois, regardless of the law that might be applied under principles of conflicts of law.

     9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     10. NOTICES. Any notice, request, information or other document to be given hereunder shall be in writing. Any notice, request, information or other document shall be deemed duly given four business days after it is sent by registered or certified mail, postage prepaid, to the intended recipient, addressed as follows:

     If to the Holder:

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     If to LKQ:

                   LKQ Corporation
                   120 North LaSalle Street, Suite 3300
                   Chicago, Illinois 60602
                   Attention:  General Counsel
                   Fax:  (312) 621-1968

Any party may send any notice request, information or other document to be given hereunder using any other means (including personal delivery, courier, messenger service, facsimile transmission, telex or ordinary mail), but no such notice, request, information or other document shall be deemed duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

     IN WITNESS WHEREOF, each of LKQ and the Holder has caused this Agreement to be signed as of the date first above written.

LKQ CORPORATION                             HOLDER


By:
    ------------------------------------    ------------------------------------
Name:
Title:

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